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CONSENT OF INDEPENDENT ACCOUNTANTS                                 Exhibit 23.1


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-34132 and File No. 333-68554) and Form S-8 (File No. 333-23361, File No. 333-23367, File No. 333-64348 and File No.
333-80633) of Micro Therapeutics, Inc. of our report dated February 8, 2002, relating to the consolidated financial statements, which appear in this Annual Report on Form 10-KSB.


PricewaterhouseCoopers LLP
Orange County, California
March 29, 2002